UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2015

PERSEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As disclosed previously, on July 13, 2015, Perseon Corporation (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that as of June 30, 2015, the Company’s stockholders’ equity was below the $2.5 million minimum required by Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”).  The Company later received a letter from Nasdaq advising the Company that (i) it is not in compliance the Stockholders’ Equity Rule and (ii) it has 45 days to submit a plan for regaining compliance with the Stockholders’ Equity Rule.

In connection with the closing of the Company’s registered offering of common stock and warrants on August 4, 2015, the Company received net proceeds of approximately $4.3 million. The Company believes that with the addition of these net proceeds it is now in compliance with the Stockholders’ Equity Rule as of the date of this Current Report on Form 8-K.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Rule, and if at the time of the Company’s next periodic report the Company does not evidence compliance with the Stockholders’ Equity Rule, then it may be subject to delisting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

Date: August 19, 2015	By:	/s/ William S. Barth
William S. Barth
Chief Financial Officer